Exhibit 32.1

CERTIFICATION OF CEO AND CFO
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the annual report of Correvio Pharma Corp. (the “Registrant”) filed under cover of Form 40-F for the period ended December 31, 2018, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), William Hunter, as Chief Executive Officer of the Registrant, and Justin Renz, as President and Chief Financial Officer of the Registrant, each hereby certifies, pursuant to 18 U.S.C. §1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

/s/ William Hunter
Name:	William Hunter
Title:	Chief Executive Officer
Date:	March 13, 2019

/s/ Justin Renz
Name:	Justin Renz
Title:	President and Chief Financial Officer
Date:	March 13, 2019

This certification accompanies the Report pursuant to § 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Registrant for purposes of §18 of the Securities Exchange Act of 1934, as amended.